Exhibit 99.1

Babcock & Wilcox Announces Third Quarter 2010 Results

  Earnings per share increased 40.9%
  Consolidated backlog steady at $4.4 billion
  Power generation systems segment backlog increased 11.3% sequentially

CHARLOTTE, N.C.--(BUSINESS WIRE)--November 8, 2010--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported earnings per share for the third quarter ended September 30, 2010 of $0.31, an increase of 40.9% from the third quarter of 2009. Revenues for the third quarter of 2010 were $632.8 million, a decrease of $16.2 million or 2.5% from the third quarter of 2009.

Recent Highlights

  Selected to supply B&W’s oxy-coal combustion technology as part of the $1 billion Department of Energy (DOE) FutureGen 2.0 Carbon Capture and Sequestration project
  Awarded 10-year, $2.1 billion DOE decontamination and decommissioning contract for the Portsmouth Gaseous Diffusion plant in Ohio, in alliance with Fluor
  Announced contract awarded to Babcock & Wilcox Beijing Company Ltd. to manufacture two 1,000 MW ultra-supercritical coal fired boilers for the domestic Chinese market
  Awarded replacement nuclear steam generator contract with IMPSA in Argentina
  Awarded design and manufacture contract for two nuclear steam generators for the Tennessee Valley Authority (TVA) Bellefonte Plant
  Awarded design, engineering and construction of SCR environmental system for control of nitrogen oxides for Michigan power plant
  Awarded design, engineering and construction of 33 MW multi-fuel waste plant in Sweden

Government Operations Segment

Revenues of $265.1 million increased $5.3 million or 2.1% in the third quarter of 2010 compared to the third quarter of 2009. This increase is principally the result of an increase in activity for nuclear reactor components partially offset by a reduction in revenues for the manufacture of components for a commercial uranium enrichment project.

Operating income of $48.1 million increased $28.3 million, or 143% in the third quarter of 2010 compared to the third quarter of 2009. This increase is principally related to productivity and project execution improvement on the production of nuclear reactor components, an increase in fees earned due to higher funding levels and productivity at the Company’s management and operations sites and an improvement in operating results and favorable contingency resolution at the Company’s highly enriched uranium nuclear fuel manufacturing facility.

“Our core defense related businesses continue to execute at a high level of proficiency on their existing contracts and we expect this performance to continue in the future. Additionally, we have been successful leveraging our expertise in nuclear technologies and high-consequence, mission-critical defense capabilities to expand our portfolio and sources of revenues and earnings, such as the recent $2.1 billion Portsmouth decontamination and decommissioning contract, and securing our position as program manager for the American Centrifuge Project (ACP),” said Brandon C. Bethards, President and Chief Executive Officer of B&W.

Power Generation Systems Segment

Revenues of $369.0 million for the third quarter of 2010 declined $20.6 million or 5.3% compared to the third quarter of 2009. This decrease was principally related to a decline in demand for new-build coal fired generation systems and services in the U.S., partially offset by increasing volumes in renewable power generation systems. Backlog in the power generation systems segment increased $205.1 million, or 11.3% from the end of the second quarter of 2010. This increase is principally due to our success in the U.S. and international nuclear services market, power and environmental aftermarket services and growth in energy from waste and biomass in Europe.

Operating income was $20.4 million in the third quarter of 2010 compared to $34.2 million in the third quarter of 2009. The decrease in operating income is principally related to improvement in contract execution offset by the decline in market demand for the Company’s fossil power generation products and services in the U.S. and an increase in research and development efforts for the Company’s modular nuclear reactor (B&W mPower) program. Selling, general and administrative expenses have been reduced over time with market demand, offset by increases related to acquired businesses and the Company’s modular nuclear reactor technology program. Research, development and administrative expenses related to the Company’s modular nuclear reactor technology program were higher in the third quarter of 2010 by approximately $9.9 million compared to the third quarter of 2009.

“Our U.S. fossil power business continues to achieve the results we would expect at this point in the business cycle with parts and services flattening out and new-build fossil power generation projects continuing to roll-out of backlog. Importantly, the Company is beginning to experience an increase in customer interest related to planning for environmental equipment purchases and installation services in order to achieve compliance with the EPA’s new rules and regulations which are expected to be finalized next year,” Bethards said.

Research and Development

During the third quarter, the Company incurred approximately $17.4 million of research and development costs. In addition to the ongoing investment in R&D at our state-of-the art environmental and fossil power research facility, the Company has ongoing research programs for small modular nuclear reactor technology and environmental equipment technology. For the first nine months of 2010, total internal research and development expenses were $50.7 million, an increase of $17.6 million over the same period in 2009.

Liquidity

The Company’s net cash and investments position was $256.1 million at the end of the third quarter of 2010, a decrease of $67.6 million from the end of the second quarter of 2010. During the quarter, the Company generated approximately $18.1 million of cash flow from operating activities which included a pension contribution of approximately $55.9 million. Also during the quarter the Company made its first tranche investment in USEC of $37.5 million. In addition to net cash, the Company maintains a $700 million revolving credit agreement with approximately $475 million of availability as of the end of the third quarter. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements, internal growth, and research and development programs, as well as additional product and geographic expansion opportunities.

Outlook

“Underlying business trends in the power generation systems segment during the third quarter were essentially unchanged. We are encouraged by data suggesting continued industrial expansion and increasing electricity consumption, which has led to higher utilization of the U.S. power generation fleet. We expect this to lead utilities to become more constructive towards their maintenance programs for the existing fleet in the short to medium term. Additionally, the multiple EPA regulations expected to be completed in 2011 are leading power generation providers to take a comprehensive look at their entire power generation system to determine the best path to comply with the new rules,” Bethards continued. “Assuming that the Government’s budget appropriation cycle and customer contract negotiations are completed during the fourth quarter, we expect that the government operations segment will end the fourth quarter with the highest backlog in its history,” Bethards concluded.

Basis of Presentation

The Babcock & Wilcox Company operates in two business segments: Power Generation Systems and Government Operations, and was a wholly owned subsidiary of McDermott International, Inc., a Panamanian corporation, (“MII”) until July 30, 2010 when MII distributed 100% of our outstanding common stock to the MII shareholders. On and prior to July 30, 2010, our financial position, operating results and cash flows consisted of The Babcock & Wilcox Operations of McDermott International, Inc., (“BWO”), which represented a combined reporting entity comprised of the assets and liabilities in managing and operating the Power Generation Systems and Government Operations segments of MII in addition to two captive insurance companies which have been combined and contributed to B&W in conjunction with the spin-off of B&W by MII. On our condensed consolidated and combined balance sheets, the period ended September 30, 2010 consists of the consolidated results of B&W, while the period ended December 31, 2009 consists of the combined results of BWO. On our condensed consolidated and combined statements of income, the three and nine months ended September 30, 2010, include the combined results of operations for one month and seven months, respectively, of BWO, and two months of the consolidated results of B&W, while the three and nine months ended September 30, 2009 consist entirely of the combined results of BWO. Our condensed consolidated and combined statements of cash flows for the nine months ended September 30, 2010 consist of seven months of combined results for BWO, and two months of consolidated results for B&W, while the nine months ended September 30, 2009 consist entirely of the combined results of BWO.

Conference Call to Discuss Third Quarter 2010 Results

Date: Tuesday, November 9, 2010, at 8:30 a.m. ET

Live Webcast: Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our expectation of continued high level performance on existing defense related contracts, our expectation that our government operations segment will end the fourth quarter of 2010 with the highest backlog in its history, the timing of final EPA regulations and rules and our expectation that utilities will become more constructive towards their maintenance programs in the short to medium term. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the demand for industrial electricity usage, continued uncertainty regarding new environmental regulations and the timing of the Government’s budget appropriation cycle. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see B&W’s filings with the Securities and Exchange Commission, including its registration statement on Form 10, as amended. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

ASSETS
	September 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$177,656	$469,468
Restricted cash and cash equivalents	11,243	15,305
Investments	351	14
Accounts receivable – trade, net	337,216	319,861
Accounts receivable – other	60,539	39,289
Contracts in progress	304,943	245,998
Inventories	101,173	98,644
Deferred income taxes	82,361	96,680
Other current assets	28,183	21,456

Total Current Assets	1,103,665	1,306,715

Property, Plant and Equipment	952,172	945,298
Less accumulated depreciation	537,852	515,237

Net Property, Plant and Equipment	414,320	430,061

Investments	75,054	73,540

Goodwill	275,707	262,866

Deferred Income Taxes	235,559	270,002

Investments in Unconsolidated Affiliates	101,315	68,327

Note Receivable from Affiliate	-	42,573

Other Assets	184,266	149,775

TOTAL	$2,389,886	$2,603,859

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

LIABILITIES AND STOCKHOLDER AND PARENT EQUITY

	September 30,	December 31,
	2010	2009
	(Unaudited)
	(In thousands)

Current Liabilities:
Notes payable and current maturities of long-term debt	$7,240	$6,432
Accounts payable	164,008	178,350
Accounts payable to McDermott International, Inc.	-	112,053
Accrued employee benefits	218,889	198,195
Accrued liabilities – other	78,409	74,700
Advance billings on contracts	392,626	537,448
Accrued warranty expense	111,167	115,055
Income taxes payable	2,566	12,943

Total Current Liabilities	974,905	1,235,176

Long-Term Debt	964	4,222

Accumulated Postretirement Benefit Obligation	100,554	105,484

Environmental Liabilities	40,700	47,795

Pension Liability	472,130	699,117

Notes Payable to Affiliate	-	320,568

Other Liabilities	104,622	70,791
Commitments and Contingencies

Stockholders’ and Parent Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 116,743,437 and 0 shares at September 30, 2010 and December 31, 2009, respectively	1,167	-
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-
Capital in excess of par value	1,056,655	-
Retained earnings	43,779	-
Treasury stock at cost, 92,643 and 0 shares at September 30, 2010 and December 31, 2009, respectively	(2,189)	-
Accumulated other comprehensive loss	(403,959)	-
Stockholders’ Equity – The Babcock & Wilcox Company	695,453	-
Noncontrolling interest	558	-
Total Stockholders’Equity	696,011	-

Total Parent Equity	-	120,706

TOTAL	$2,389,886	$2,603,859

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$632,765	$648,997	$1,983,649	$2,166,119

Costs and Expenses:
Cost of operations	485,926	513,803	1,549,246	1,678,206
Losses on asset disposals – net	40	443	88	620
Selling, general and administrative expenses	98,708	102,279	293,277	289,444
Total Costs and Expenses	584,674	616,525	1,842,611	1,968,270

Equity in Income of Investees	16,986	13,646	48,440	34,144

Operating Income	65,077	46,118	189,478	231,993

Other Income (Expense):
Interest income	182	692	892	2,874
Interest expense	(660)	(5,624)	(11,329)	(17,858)
Other income (expense) – net	(6,451)	(3,168)	(13,486)	(12,711)
Total Other Expense	(6,929)	(8,100)	(23,923)	(27,695)

Income before Provision for Income Taxes	58,148	38,018	165,555	204,298

Provision for Income Taxes	22,224	11,697	65,063	75,981

Net Income	35,924	26,321	100,492	128,317

Less: Net Income Attributable to Noncontrolling Interest	(37)	(36)	(122)	(131)

Net Income Attributable to The Babcock & Wilcox Company	$35,887	$26,285	$100,370	$128,186

Earnings per Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.31	$0.23	$0.86	$1.10
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.31	$0.22	$0.85	$1.09

Shares used in the computation of earnings per share:
Basic	116,291,477	116,067,535	116,142,182	116,067,535
Diluted	117,647,749	117,423,807	117,498,454	117,423,807

THE BABCOCK & WILCOX COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2010	2009
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$100,492	$128,317
Non-cash items included in net income:
Depreciation and amortization	53,000	54,190
Income of investees, less dividends	(27,104)	(14,254)
Loss on asset disposals – net	88	620
Amortization of pension and postretirement costs	62,553	64,716
Excess tax benefits from stock-based compensation	(2,653)	1,813
Other, net	(17,513)	(25,427)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	48,832	88,849
Net contracts in progress and advance billings on contracts	(209,171)	(93,566)
Accounts payable	2,502	37,200
Inventories	5,543	14,520
Current and deferred income taxes	11,339	11,852
Accrued and other current liabilities	34	(53,277)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(104,698)	(28,870)
Other, net	38,242	(40,329)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(38,514)	146,354
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	4,062	(12,987)
Purchases of property, plant and equipment	(48,783)	(66,655)
Acquisition of businesses, net of cash acquired	(30,177)	(8,497)
Decrease in note receivable from affiliate	43,277	-
Net (increase) decrease in available-for-sale securities	(1,379)	48,541
Investment in equity and cost method investees	(37,844)	(2,700)
Proceeds from asset disposals	1,016	197
NET CASH USED IN INVESTING ACTIVITIES	(69,828)	(42,101)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(2,313)	(5,651)
Payment of debt issuance costs	(9,865)	-
Increase in short-term borrowing	-	1,606
Dividend paid to McDermott International, Inc.	(100,000)	-
Capital contribution from McDermott International, Inc.	12,501	-
Distribution to McDermott International, Inc.	(43,334)	-
(Decrease) increase in notes payable to affiliates	(43,386)	861
Excess tax benefits from stock-based compensation	2,653	(1,813)
Other, net	116	(164)
NET CASH USED IN FINANCING ACTIVITIES	(183,628)	(5,161)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	158	9,691
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(291,812)	108,783
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	469,468	279,646
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$177,656	$388,429

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$2,576	$333
Income taxes (net of refunds)	$21,442	$(33,621)

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended September 30, 2010 and 2009
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		NINE MONTHS ENDED
REVENUES:	9/30/10	9/30/09	9/30/10	9/30/09

Power Generation Systems	$369,032	$389,638	$1,201,127	$1,389,212
Government Operations	265,090	259,752	785,516	778,254
Adjustments and Eliminations	(1,357)	(393)	(2,994)	(1,347)

TOTAL	$632,765	$648,997	$1,983,649	$2,166,119

SEGMENT INCOME:

Power Generation Systems	$20,391	$34,202	$69,526	$136,199
Government Operations	48,108	19,798	134,574	123,023
	68,499	54,000	204,100	259,222
Corporate	(3,422)	(7,882)	(14,622)	(27,229)
OPERATING INCOME	$65,077	$46,118	$189,478	$231,993

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation Systems	$7,123	$4,565	$19,123	$7,709
Government Operations	9,863	9,081	29,317	26,435

TOTAL	$16,986	$13,646	$48,440	$34,144

PENSION EXPENSE:

Power Generation Systems	$17,180	$16,694	$49,153	$47,418
Government Operations	14,142	13,347	37,510	37,664
Corporate	(482)	5,012	8,915	14,182

TOTAL	$30,840	$35,053	$95,578	$99,264

DEPRECIATION AND AMORTIZATION:

Power Generation Systems	$6,586	$4,444	$16,727	$13,398
Government Operations	11,233	16,866	32,359	38,417
Corporate	1,784	940	3,914	2,375

TOTAL	$19,603	$22,250	$53,000	$54,190

RESEARCH AND DEVELOPMENT, NET	$17,424	$12,593	$50,709	$33,120

CAPITAL EXPENDITURES:

Power Generation Systems	$3,513	$5,030	$11,486	$25,201
Government Operations	4,282	11,710	25,438	25,707
Corporate	9,302	9,662	11,859	15,747

TOTAL	$17,097	$26,402	$48,783	$66,655

BACKLOG:

Power Generation Systems			$2,021,316	$2,061,837
Government Operations			2,338,117	2,539,252

TOTAL			$4,359,433	$4,601,089

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, 704-625-4944
Vice President and Investor Relations Officer
investors@babcock.com
or
Media Contact:
Jud Simmons, 434-522-6462
Public Relations Manager
hjsimmons@babcock.com